Exhibit 25(a)





                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                     FORM T-1

                             STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       Check if an Application to Determine
              Eligibility of a Trustee Pursuant to Section 305(b)(2)

                             BANK OF AMERICA ILLINOIS
                (Exact name of trustee as specified in its charter)

                      Illinois                              36-0947896
            (Jurisdiction of incorporation or            (I.R.S.  employer
       organization if not a U.S. national bank)         identification no.)

       231 South LaSalle Street, Chicago, Illinois             60697
        (Address of principal executive offices)            (Zip code)

                               LEHMAN BROTHERS, INC.
                (Exact name of obligor as specified in its charter)

                      Delaware                              13-2518466
       (State or other jurisdiction                      (I.R.S.  employer
       of incorporation or organization)                 identification no.)

              3 World Financial Center                        10285
                 New York, New York                        (Zip code)
       (Address of principal executive offices)

                                  Debt Securities
                          (Title of indenture securities)



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Item 1.  General Information.

     Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois.

         Chicago Clearing House Association, 164 W. Jackson Boulevard, Chicago, Illinois.

         Federal Deposit Insurance Corporation, Washington, D.C.

         The Board of Governors of the Federal Reserve System, Washington,
         D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

            The obligor is not an affiliate of the trustee.

Item 3.  Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the trustee:

                               As of August 16, 1995

                                                              Col.  B
               Col.  A                                        Amount
            Title of class                                  Outstanding
            --------------                                  -----------




       Not applicable by virtue of response to Item 13.

Item 4.  Trusteeships under Other Indentures.

     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:


       (a)  Title of the securities outstanding under each such other indenture.

            Not applicable by virtue of response to Item 13.

       (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture,



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including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not applicable by virtue of response to Item 13.



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Item 5.  Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

            Not applicable by virtue of response to Item 13.

Item 6.  Voting Securities of the Trustee Owned by the Obligor or Its
         Officials.

     Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                               As of August 16, 1995

           Col. A          Col. B            Col. C           Col. D
                                                            Percentage of
                                                          voting securities
                                                           represented by
                                          Amount owned      amount given
      Name of owner    Title of class     beneficially       in Col. C
      -------------    --------------     ------------       ---------






          Not applicable by virtue of response to Item 13.

Item 7.   Voting Securities of the Trustee Owned by Underwriters or Their
          Officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                               As of August 16, 1995

            Col. A           Col. B            Col. C        Col. D
                                                            Percentage of
                                                          voting securities
                                                           represented by
                                            Amount owned    amount given
        Name of owner    Title of class     beneficially      in Col. C
        -------------    --------------     ------------      ---------




          Not applicable by virtue of response to Item 13.


                                                                               4


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Item 8.  Securities of the Obligor Owned or Held by the Trustee.

      Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                               As of August 16, 1995

       Col. A          Col. B               Col. C                Col. D
                     Whether the         Amount owned
                     securities        beneficially or          Percent of
                     are voting       held as collateral    class represented
                    or nonvoting         security for            by amount
   Title of class    securities     obligations in defalut    given in Col. C
   --------------    ----------     ----------------------    ---------------





       Not applicable by virtue of response to Item 13.

Item 9.  Securities of Underwriters Owned or Held by the Trustee.

       If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                               As of August 16, 1995

       Col. A          Col. B               Col. C                Col. D
                                            Amount
                                      owned beneficially        Percent of class
                                    or held as collateral      represented
 Name of issuer and    Amount      security for obligations     by amount
   title of class    outstanding    in default by trustee     given in Col. C
   --------------    -----------    ---------------------     ----------------







       Not applicable by virtue of response to Item 13.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.





                               As of August 16, 1995

    Col. A          Col. B               Col. C                Col. D
                                         Amount
                                    owned beneficially        Percent of class
                                   or held as collateral        represented
Name of issuer and    Amount      security for obligations       by amount


                                                                               5


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  title of class    outstanding    in default by trustee      given in Col. C

  --------------    -----------    ---------------------      ---------------




       Not applicable by virtue of response to Item 13.


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


Item 11. Ownership of Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                               As of August 16, 1995

       Col. A          Col. B              Col. C                Col. D
                                           Amount
                                     owned beneficially      Percent of class
                                    or held as collateral      represented
 Name of issuer and    Amount      security for obligations     by amount
   title of class    outstanding    in default by trustee    given in Col. C.
   --------------    -----------    ---------------------    ----------------




       Not applicable by virtue of response to Item 13.

Item 12.  Indebtedness of the Obligor to the Trustee.

               Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                               As of August 16, 1995

            Col. A                    Col. B                Col. C
    Nature of indebtedness      Amount outstanding         Date due
    ----------------------      ------------------         --------





            Not applicable by virtue of response to Item 13.

Item 13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not nor has there been a default with respect to the securities under this indenture.


     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.


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




            There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under other indentures under which securities issued by the obligor are outstanding.

Item 14.  Affiliations With the Underwriters.

       If any underwriter is an affiliate of the trustees, describe each such affiliation.

            Not applicable by virtue of response to Item 13.

Item 15.  Foreign Trustee.

       Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

            Not applicable.

Item 16.  List of Exhibits.

      List below all exhibits filed as a part of this statement of eligibility.

          1. A copy of the certification by the Illinois Commissioner of Banks and Trust Companies of Bank of America Illinois' Charter and Certificate of Conversion, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 33-81660.

          2. A copy of the certification by the Illinois Commissioner of Banks and Trust Companies of Bank of America Illinois' Charter and Certificate of Conversion, incorporated herein by reference to Exhibit 1 to T-1; Registration No. 33-81660, includes the authority of the trustee to commence business.

          3. A copy of the certificate of authority for Bank of America Illinois to engage in trust activities issued by the Illinois Commissioner of Banks and Trust Companies, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-81660.


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




          4. A copy of the existing By-laws of Bank of America Illinois, as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-55043.

          5.  Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to
      Exhibit 6 to T-1; Registration No.  33-81660.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8.  Not applicable.

          9.  Not applicable.


                                     SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Bank of America Illinois, an Illinois banking corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, as of the 16th day of August, 1995.


            Bank of America Illinois



            By K. L. Clark

            K. L. Clark

            Assistant Vice President


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                                                                       EXHIBIT 7

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1995.

       All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                       C400
            Dollar Amounts in Thousands                  RCFD       Bil Mil Thou
            ---------------------------                  ----       ------------
   ASSETS

   1.   Cash and balances due from depository
        institutions (from Schedule RC-A):
        a.   Noninterest-bearing balances and
             currency and coin(1)                           0081        2,238,000          1.a.
        b.   Interest-bearing balances(2)                   0071          247,000          1.b.
   2.   Securities:
        a.   Held-to-maturity securities (from
             Schedule RC-B, column A)                       1754                0          2.a.
        b.   Available-for-sale securities (from
             Schedule RC-B, column D)                       1773          586,000          2.b.
   3.   Federal funds sold and securities purchased
        under agreements to resell in domestic
        offices of the bank and of its Edge and
        Agreement subsidiaries, and in IBFs:
        a.   Federal funds sold                             0276          120,000          3.a.
        b.   Securities purchased under agreements
             to resell                                      0277                0          3.b.
   4.   Loans and lease financing receivables:
        a.   Loans and leases, net
             of unearned
             income (from
             Schedule RC-C)                            RCFD 2122       11,067,000          4.a.
        b.   LESS: Allowance for loan
             and lease losses                          RCFD 3123          283,000          4.b.
        c.   LESS: Allocated transfer
             risk reserve                              RCFD 3128                0          4.c.
        d.   Loans and leases, net of unearned
             income, allowance, and reserve
             (item 4.a minus 4.b and 4.c)                   2125       10,784,000          4.d.

   5.   Trading assets (from Schedule RC-D)                 3545          714,000          5.

   6.   Premises and fixed assets (including
        capitalized leases)                                 2145          198,000          6.

   7.   Other real estate owned (from Schedule RC-M)        2150           88,000          7.

   8.   Investments in unconsolidated subsidiaries
        and associated companies (from Schedule RC-M)       2130                0          8.

   9.   Customers' liability to this bank on
        acceptances outstanding                             2155           22,000          9.
   10.  Intangible assets (from Schedule RC-M)              2143          603,000         10.

   11.  Other assets (from Schedule RC-F)                   2160        1,302,000         11.

   12.  Total assets (sum of items 1 through 11)            2170       16,902,000         12.

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(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.


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




Schedule RC -- ContinueD

            Dollar Amounts in Thousands            RCFD             Bil Mil Thou
            ---------------------------            ----             ------------
  LIABILITIES

13.  Deposits:
     a.   In domestic offices (sum of totals
          of columns A and C from Schedule
          RC-E, part 1)                              RCON 2200         7,772,000        13.a.
          (1)  Noninterest-bearing(1)                RCON 6631         2,528,000        13.a.(1)
          (2)  Interest-bearing                      RCON 6636         5,244,000        13.a.(2)
     b.   In foreign offices, Edge and
          Agreement subsidiaries, and IBFs
          (from Schedule RC-E, part II)              RCFM 2200         1,146,000        13.b.
          (1)  Noninterest-bearing                   RCFN 6631            24,000        13.b.(1)
          (2)  Interest-bearing                      RCFN 6636         1,122,000        13.b.(2)
14.  Federal funds purchased and securities
     sold under agreements to repurchase in
     domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and
     in IBFs:
     a.   Federal funds purchased                  RCFD 0278           779,000        14.a.
     b.   Securities sold under agreements
             to repurchase                         RCFD 0279             7,000        14.b.
15.  a.   Demand notes issued to the
             U.S. Treasury                         RCON 2840           274,000        15.a.
     b.   Trading liabilities (from Schedule
        RC-D)                                      RCFD 3548           272,000        15.b.
16.  Other borrowed money:
     a.   With original maturity of one
             year or less                          RCFD 2332         2,981,000        16.a.
     b.   With original maturity of more
             than one year                         RCFD 2333            41,000        16.b.
17.  Mortgage indebtedness and obligations
     under capitalized leases                      RCFD 2910                 0        17.
18.  Bank's liability on acceptances executed
     and outstanding                               RCFD 2920            22,000        18.
19.  Subordinated notes and debentures             RCFD 3200           660,000        19.
20.  Other liabilities (from Schedule RC-G)        RCFD 2930           776,000        20.
21.  Total liabilities (sum of items 13
     through 20)                                   RCFD 2948        14,730,000        21.
22.  Limited-Life preferred stock and related
     surplus                                       RCFD 3282                 0        22.
  EQUITY CAPITAL
23.  Perpetual preferred stock and related
     surplus                                       RCFD 3838                 0        23.
24.  Common stock                                  RCFD 3230           685,000        24.
25.  Surplus (exclude all surplus related to
     preferred stock)                              RCFD 3839         1,474,000        25.
26   a.   Undivided profits and capital
          reserves                                 RCFD 3632            21,000        26.a.

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


            Dollar Amounts in Thousands            RCFD             Bil Mil Thou
            ---------------------------            ----             ------------
  LIABILITIES


       b.   Net unrealized holding gains
            (losses) on available-for-sale
            securities                                RCFD 8434            (2,000)       26.b.
     27.  Cumulative foreign currency translation
       adjustments                                    RCFD 3284            (6,000)        27.
     28.  Total equity capital (sum of items 23
       through 27)                                    RCFD 3210         2,172,000         28.
     29.  Total liabilities, limited-life
       preferred stock, and equity capital
          (sum of items 21, 22, and 28)                  RCFD 3300        16,902,000         29.

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  Memorandum

To be reported only with the March Report of condition.

  1.   Indicate in the box at the right the number of
       the statement below that best describes the most
       comprehensive level of auditing work performed for
       the bank by independent external auditors as of
       any date during 1994
                                                     Number
                                                     ------
                                             RCFD 6724    2   M.1.

  1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

  2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

  3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

  4  = Directors' examination of the bank performed by other external auditors
       (may be required by state chartering authority)

  5  = Review of the bank's financial statements by external auditors

  6  = Compilation of the bank's financial statements by external auditors

  7  = Other audit procedures (excluding tax preparation work)

  8  = No external audit work


 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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